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                                                                 Exhibit 23.2



                       CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Company's Registration Statement on Form S-8 dated September 22, 1994 pertaining to the Wendover Funding, Inc. Employees' Savings Plus and Profit Sharing Plan of Wendover Funding, Inc., a subsidiary of State Street Boston Corporation, of our report dated January 13, 1994, with respect to the consolidated financial statements of State Street Boston Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.



                                             ERNST & YOUNG LLP


Boston, Massachusetts
September 21, 1994